Exhibit 10.10(c)

June 1, 2016

Willowbridge Associates Inc.

101 Morgan Lane—Suite 180

Plainsboro, N.J. 08536

Attention: Mr. Steve R. Crane

Re:    Management Agreement Renewals

Dear Mr. Crane:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2017 and all other provisions of the Management Agreements will remain unchanged.

•	Tactical Diversified Futures Fund L.P.
•	CMF Willowbridge Master Fund L.P.
•	Emerging CTA Portfolio L.P.
•	Orion Futures Fund L.P.
•	Managed Futures Premier Macro L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Patrick T. Egan at 522 Fifth Avenue – 7th Floor, New York, NY 10036 or fax to 866-428-9026. If you have any questions, I can be reached at 212-296-6808 or contact Jack Yuen at 212-296-1320.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

WILLOWBRIDGE ASSOCIATES INC.

By:	/s/ Steven R. Crane

Print Name:	Steven R. Crane, Chief Financial Officer
Willowbridge Associates Inc.

PE/kg